Exhibit 20

MONTHLY SERVICER’S CERTIFICATE

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

For the Determination Date of:      13-Jun-02

For the Monthly Period:                 May-02

The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer pursuant to the Pooling and Servicing Agreement Dated as of January 17, 1996 (the “Pooling and Servicing Agreement”) by and between World Financial Network National Bank and the Bank of New York, as Trustee, does hereby certify as follows:

1.   Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement: The Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement.  References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   World Financial Network National Bank is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of the Certificate is 13-Jun-02, which is a Determination Date under the Pooling and Servicing Agreement.

5.   The aggregate amount of Collections processed during the preceding Monthly Period was equal to $367,106,830.07.

(a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (The “Collections of Finance Charge Receivables”) was equal to $42,328,060.79.

(b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (The “Collections of Principal Receivables”) was equal to $324,778,769.28.

6.   The aggregate amount of Receivables as of the end of the last day of the most recent Monthly Period was equal to $2,143,106,789.54.

7.   Attached hereto is a true and correct copy of the statements required to be delivered by the servicer on the date of the Certificate to the Paying Agent Pursuant to Article V.

8.   To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate on 18-Jun-02.

World Financial Network National Bank, as Servicer

Signed by:        Daniel T. Groomes

Title:                  President

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

Pursuant to the Pooling and Servicing Agreement, dated as of January 17, 1996 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 1996-A, 1996-B and 1999-A Supplement (as amended and Supplemented, the “Series Supplement”), each among World Financial Network National Bank, as Servicer and Transferor and the Harris Trust, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust.  The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	May-02
Determination Date:	13-Jun-02
Distribution Date:	17-Jun-02
Number of Days in period	33
Period	73

A. DEAL PARAMETERS — Series 1996-B

(a) Class A Initial Investor Interest	$283,500,000.00	79.00%
(b) Class B Initial Investor Interest	$29,750,000.00	8.29%
(c) Collateral Initial Interest	$36,750,000.00	10.24%
(d) Class D Initial Investor Interest	$8,860,760.00	2.47%
(e) Total Initial Interest (a + b + c + d)	$358,860,760.00

(f) Required Retained Transferor Percentage	4.00%
(g) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(h) LIBOR rate as of most recent reset day	1.84000%

(i) Class A Certificate Rate	6.95%
(j) Class B Certificate Rate	7.20%
(k) Current Collateral Certificate Rate	2.84508%
(l) Current Class D Certificate Rate	0.00%

(m) Servicing Fee Percentage	2.00%

B. DEAL PARAMETERS — Series 1999-A

(a) Class A Initial Investor Interest	$473,400,000.00	78.90%
(b) Class B Initial Investor Interest	$51,600,000.00	8.60%
(c) Collateral Initial Interest	$75,000,000.00	12.50%
(d) Total Initial Interest (a + b + c + d)	$600,000,000.00

(e) Required Retained Transferor Percentage	4.00%
(f) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(g) LIBOR rate as of most recent reset day	1.84000%

(h) Class A Certificate Rate ((g) + .33)	2.17%
(i) Class A Swap Rate	6.73%

(j) Class A Certificate Rate ((g) + .80)	2.64%
(k) Class B Swap Rate	7.21%

(l) Current Collateral Certificate Rate ((g) + 1.275)	3.12%

(m) Servicing Fee Percentage	2.00%

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

I. RECEIVABLES IN THE TRUST

(a) Beginning of the Month Principal Receivables	$2,126,257,113.86

(b) Collection of Principal Receivables	$324,778,769.28
(c) Defaulted Receivables (principal charge-offs):	$19,248,322.58
(d) Dilution (Principal net of Debit Adjustments):	$46,434,173.90
(e) Sales (principal receivables generated):	$407,310,941.44
(f) Net (Removal)/Addition of Principal Receivables:	$0.00

(g) End of Month Principal Receivables (a - b - c - d + e + f)	$2,143,106,789.54

(h) Recoveries of previously Charged-off Receivables:	$4,046,001.99

(i) Beginning of the Month Finance Charge Receivables	$62,965,800.39
(j) End of the Month Finance Charge Receivables	$63,548,252.35

(k) Total Receivables as of 6 months prior to this distribution date	$2,275,301,593.06

II. INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

1996-B

(a) Beginning of Period Class A Invested Amount	$283,500,000.00
(b) Beginning of Period Class B Invested Amount	$29,750,000.00
(c) Beginning of Period Collateral Interest	$36,750,000.00
(d) Beginning of Period Class D Invested Amount	$8,860,760.00
(e) Beginning of Period Total Invested Amount (a + b + c + d)		$358,860,760.00

(f) End of Period Class A Invested Amount (a - IX.b - XI.g)	$283,500,000.00
(g) End of Period Class B Invested Amount (b - IX.e - XI.m)	$29,750,000.00
(h) End of Period Collateral Interest (c - IX.h - XI.r)	$36,750,000.00
(i) End of Period Class D Invested Amount	$8,860,760.00
(j) End of Period Total Invested Amount (f + g + h + i)		$358,860,760.00

(k) Floating Allocation Percentage (e / (I.a))	16.88%
(l) Class A Floating Allocation Percentage (a / e)	79.00%
(m) Class B Floating Allocation Percentage (b / e)	8.29%
(n) Collateral Allocation Percentage (c / e)	10.24%
(o) Class D Floating Allocation Percentage (d / e)	2.47%

(p) Floating Allocation of Defaulted Amount	$3,251,238.25

1999-A

(a) Beginning of Period Class A Invested Amount	$473,400,000.00
(b) Beginning of Period Class B Invested Amount	$51,600,000.00
(c) Beginning of Period Collateral Interest	$75,000,000.00
(d) Beginning of Period Class D Invested Amount	$0.00
(e) Beginning of Period Total Invested Amount (a + b + c + d)		$600,000,000.00

(f) End of Period Class A Invested Amount (a - IX.b - XI.g)	$473,400,000.00
(g) End of Period Class B Invested Amount (b - IX.e - XI.m)	$51,600,000.00
(h) End of Period Collateral Interest (c - IX.h - XI.r)	$75,000,000.00
(i) End of Period Class D Invested Amount (b - IX.e - XI.m)	$0.00
(j) End of Period Total Invested Amount (f + g + h + i)		$600,000,000.00

(k) Floating Allocation Percentage (e / (I.a))	28.22%
(l) Class A Floating Allocation Percentage (a / e)	78.90%
(m) Class B Floating Allocation Percentage (b / e)	8.60%
(n) Collateral Allocation Percentage (c / e)	12.50%
(o) Class D Floating Allocation Percentage (d / e)	0.00%

(p) Floating Allocation of Defaulted Amount	$5,435,932.79

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

III. TRANSFEROR INTEREST

(a) Beginning Transferor’s Interest (I.a - II.e - VFC Invested Amount)	$97,281,411.33
(b) Ending Transferor’s Interest (I.g - II.j - VFC Invested Amount)	$88,843,730.69
(c) Required Transferor’s Interest ((A.f + A.g)*I.g)	$85,724,271.58
(e) Excess Funding Account Balance at end of Monthly Period	$0.00
(f) Sum of Principal Receivables at end of Monthly Period and Excess Funding Account at end of Monthly Period (e + I.g)	$2,143,106,789.54

IV. PERFORMANCE SUMMARY

COLLECTIONS:
(a) Collections of Principal Receivables	$324,778,769.28
(b) Collections of Finance Charge Receivables	$42,328,060.79
(c) Total Collections (a+b).	$367,106,830.07

(d) Interest and Earnings on Finance Charge Account (1996-B)	$4,121.26
(e) Interest and Earnings on Finance Charge Account (1999-A)	$6,967.96
(g) Interest and Earnings on Cash Collateral Account (1996-B)	$13,837.69
(h) Interest and Earnings on Cash Collateral Account (1999-A)	$23,721.78
(i) Interest and Earnings on Principal Account (1996-A)	$0.00

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
(j) 1-30 days delinquent (CA1)	$156,842,979.06	54.94%
(k) 31-60 days delinquent (CA2)	$47,116,123.56	16.50%
(l) 61-90 days delinquent (CA3)	$27,900,500.75	9.77%
(m) 91-120 days delinquent (CA4)	$20,706,280.90	7.25%
(n) 121-150 days delinquent (CA5)	$17,061,661.40	5.98%
(o) 151+ days delinquent (CA6)	$15,849,898.16	5.55%

(p) Total delinquencies (j + k + l + m + n + o)	$285,477,443.83	100.00%

V. TRUST ACCOUNT BALANCES

(a) Excess Funding Account	$0.00
(b) Cash Collateral Account — Series 1996-B	$8,750,000.00
(c) Cash Collateral Account — Series 1999-A	$15,000,000.00
(e) Principal Funding Account— Series 1996-B	$0.00

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

VI. ALLOCATION and APPLICATION of COLLECTIONS

	Series 1996-B	Series 1999-A

(a) Floating Allocation of Finance Charges	$7,163,309.53	$11,977,413.43
(b) Class A Available Funds ((II.l)*(a))	$5,659,014.52	$9,450,179.20
(c) Class A Monthly Interest	$1,641,937.50	$941,671.50
(d) Class A Swap Payment Due to Swap Provider	$0.00	$1,976,642.25
(e) Class A Servicing Fee ((A.m*II.a)/12)	$472,500.00	$789,000.00
(f) Class A Investor Default Amount (II.l*II.m)	$2,568,478.21	$4,288,950.97
(g) Class A Uncovered Dilution	$0.00	$0.00
(h) Class A contribution to Excess Spread (b c - d - e - f - g)	$976,098.81	$1,453,914.47

(i) Class B Available Funds ((II.m)*(a))	$593,847.20	$1,030,057.55
(j) Class B Monthly Interest	$178,500.00	$124,872.00
(k) Class B Swap Payment Due to Swap Provider	$0.00	$216,161.00
(l) Class B Servicing Fee ((A.m*II.b)/12)	$49,583.33	$86,000.00
(m) Class B contribution to Excess Spread (i - j - k - l)	$365,763.87	$603,024.55

(n) Collateral Available Funds ((II.n)*(a))	$733,575.96	$1,497,176.68
(o) Collateral Interest Servicing Fee [if not WFN or Harris]	$0.00	$0.00
(p) Collateral Interest contribution to Excess Spread (n - o)	$733,575.96	$1,497,176.68

(q) Class D Available Funds ((II.o)*(a))	$176,871.85	$0.00
(r) Class D Servicing Fee ((A.m*II.d)/12)	$14,767.93	$0.00
(s) Class D contribution to Excess Spread (q - r)	$162,103.92	$0.00

(t) Total Contributions to Excess Spread (h +m +p + s)	$2,237,542.55	$3,554,115.71
(u) Class A Required Amount	$0.00	$0.00
(v) Class B Required Amount	$0.00	$0.00
(w) Class B Investor Default Amount (II.m*II.p)	$269,531.66	$467,490.22
(x) Class B Uncovered Dilution	$0.00	$0.00
(y) Collateral Monthly Interest ((A.k or A.l)*(A.c-X.g)*(#days)/360)	$95,843.51	$214,156.25
(z) Collateral Servicing Fee [if WFN or BONY] ((A.m*II.c)/12)	$61,250.00	$125,000.00
(aa) Collateral Default Amount (II.n*II.p)	$332,950.88	$679,491.60
(ab) Collateral Uncovered Dilution	$0.00	$0.00
(ac) Class D Monthly Interest ((A.l)*(A.d - X.j)*30/360)	$0.00	$0.00
(ad) Class D Required Amount	$0.00	$0.00
(ae) Class D Investor Default Amount (II.o*II.p)	$80,277.49	$0.00
(af) Class D Uncovered Dilution	$0.00	$0.00
(ag) Required to be Deposited into Cash Collateral Account	$0.00	$0.00
(ah) Reserve Account Funding Date	81	33
(ai) Reserve Fund Cap	1.00%	0.50%
(aj) Required Reserve Account Amount (ai * II.a)	$0.00	$2,367,000.00
(ak) Amounts Due under Loan Agreement	$0.00	$0.00
(al) Excess Fin. Chg. Collections Available to WFN (t-u-v-w-x-y-z-aa-ab-ac-ad-ae-af-ag-ak) (subject to adjustments in accordance with the Loan Agreements)	$1,397,689.00	$2,067,977.64
(am) Required Draw from Cash Collateral Account	$0.00	$0.00

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

VII. YIELD and BASE RATE
	Series 1996-B	Series 1999-A	Wtd. Average
Base Rate
(Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Investor Servicing Fee divided by Investor Interest.

(a) Base Rate (current month)	8.54%	8.32%	8.40%
(b) Base Rate (prior month)	8.54%	8.32%	8.40%
(c) Base Rate (2 months prior)	8.54%	8.32%	8.40%

(d) 3 Month Average Base Rate	8.54%	8.32%	8.40%

Gross Portfolio Yield
(Finance Charge Collections allocable to investors/total invested amount)

(e) Gross Portfolio Yield (current month)	23.95%	23.95%	23.95%
(f) Gross Portfolio Yield (prior month)	24.93%	24.93%	24.93%
(g) Gross Portfolio Yield (2 months prior)	29.20%	29.20%	29.20%

(h) 3 Month Average Gross Portfolio Yield	26.03%	26.03%	26.03%

Portfolio Yield
(Finance Charge Collections allocable to investors less investor defaulted amount/total invested amount)

(i) Portfolio Yield (current month)	13.08%	13.08%	13.08%
(j) Portfolio Yield (prior month)	14.38%	14.38%	14.38%
(k) Portfolio Yield (2 months prior)	19.34%	19.34%	19.34%

(l) 3 Month Average Portfolio Yield	15.60%	15.60%	15.60%

Portfolio Adjusted Yield
(Portfolio Yield minus Base Rate)

(o) Portfolio Adjusted Yield (current month)	4.54%	4.77%	4.68%
(p) Portfolio Adjusted Yield (prior month)	5.84%	6.06%	5.98%
(q) Portfolio Adjusted Yield (2 months prior)	10.79%	11.01%	10.93%

(r) Portfolio Adjusted Yield	7.06%	7.28%	7.20%
(3 month avg.)

VIII. PORTFOLIO PERFORMANCE RATES
		TOTAL

(a) Gross Principal Charge-Offs (% of Total Principal Receivables (at beginning of month))		10.78%	(annualized )
(b) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))		0.85%
(1.) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))		10.15%	(annualized )
(c) Net Principal Charge-Offs (% of Total Principal Receivables (at beginning of month))		8.51%	(annualized )
(d) Monthly Payment Rate (% of Total Receivables Outstanding (at beginning of month))		17.27%
(e) Portfolio Yield to Investors (annualized)		13.08%
(f) Excess Finance Charge Collections%		4.54%

IX. ACCUMULATION and PRINCIPAL FUNDING ACCOUNT
	Series 1996-B

(a) Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00
(b) Class A Principal deposited in the PFA	$0.00
(c) Total Class A Principal deposited in the PFA (a + b)	$0.00

(d) Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00
(e) Class B Principal deposited in the PFA	$0.00
(f) Total Class B Principal deposited in the PFA (a + b)	$0.00

(g) Ending PFA balance (c + f)	$0.00

MONTHLY CERTIFICATEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B AND 1999-A

X. PRINCIPAL REPAYMENT
	Series 1996-B	Series 1999-A	Total

(a) Class A Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(b) Class A Principal Payments	$0.00	$0.00	$0.00
(c) Total Class A Principal Paid (a + b)	$0.00	$0.00	$0.00

(d) Class B Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(e) Class B Principal Payments	$0.00	$0.00	$0.00
(f) Total Class B Principal Paid (d + e)	$0.00	$0.00	$0.00

(g) Collateral Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(h) Collateral Principal Payments	$0.00	$0.00	$0.00
(i) Total Collateral Principal Paid (g + h)	$0.00	$0.00	$0.00

(j) Class D Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00
(k) Class D Principal Payments	$0.00	$0.00	$0.00
(l) Total Class D Principal Paid (d + e)	$0.00	$0.00	$0.00

XI. INVESTOR CHARGE-OFFS
	Series 1996-B	Series 1999-A
(a) Class A Investor Defaults and Uncovered Dilution	$2,568,478.21	$4,288,950.97
(b) Reimbursed from Class A Available Funds	$2,568,478.21	$4,288,950.97
(c) Reimbursed from Excess Spread	$0.00	$0.00
(d) Reimbursed from Cash Collateral Account	$0.00	$0.00
(e) Reimbursed from Reallocated Principal Collections	$0.00	$0.00
(f) Total reimbursed in respect of Class A Investor Defaults and Dilution	$2,568,478.21	$4,288,950.97
(g) Class A Investor Charge-off (a - f)	$0.00	$0.00

(h) Class B Investor Defaults and Uncovered Dilution	$269,531.66	$467,490.22
(i) Reimbursed from Excess Spread	$269,531.66	$467,490.22
(j) Reimbursed from Cash Collateral Account	$0.00	$0.00
(k) Reimbursed from Reallocated Principal Collections	$0.00	$0.00
(l) Total reimbursed in respect of Class B Investor Defaults and Dilution	$269,531.66	$467,490.22
(m) Class B Investor Charge-off (h - l)	$0.00	$0.00

(n) Collateral Defaults and Uncovered Dilution	$332,950.88	$679,491.60
(o) Reimbursed from Excess Spread	$332,950.88	$679,491.60
(p) Reimbursed from Cash Collateral Account	$0.00	$0.00
(q) Total reimbursed in respect of Collateral Defaults and Dilution	$332,950.88	$679,491.60
(r) Collateral Charge-off (n - q)	$0.00	$0.00

(s) Class D Investor Defaults and Uncovered Dilution	$80,277.49	$0.00
(t) Reimbursed from Excess Spread	$80,277.49	$0.00
(u) Reimbursed from Cash Collateral Account	$0.00	$0.00
(v) Reimbursed from Reallocated Principal Collections	$0.00	$0.00
(w) Total reimbursed in respect of Class D Investor Defaults and Dilution	$80,277.49	$0.00
(x) Class D Investor Charge-off (s - w)	$0.00	$0.00

World Financial Network National Bank, as Servicer

By:
Name:
Title:

December 16, 1996

Securities and Exchange Commission

450 Fifth Street, N.W.

Judiciary Plaza

Washington, D.C.  20549

Re:	World Financial Network National Bank
World Financial Network Credit Card Master Trust
(File No. 333-998)

Dear Sirs:

                Enclosed herewith for filing on behalf of the trust fund (the “Trust”) created pursuant to a Pooling and Servcing Agreement dated as of January 17, 1996 (the “Agreement”) between World Financial Network National Bank, a national banking association, as transferor and servicer and The Bank of New York, a New York banking association, as trustee (the “Trustee”), is a copy, including exhibits, of the Current Report on Form 8-K (the “Report”).

                The Trust consists of a pool of receivables derived from credit card loans and certain other assets and has issued two series of certificates each such series representing two classes of beneficial ownership interests in such assets.  Both series of certificates and each of the two classes in each such series were registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (File No. 333-998).  As a result, the Trust is subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

                The Trust intends to fulfill these filing requirements in a manner substantially in accordance with the procedures outlined in numerous no-action letters already issued by the Staff with respect to substantially similar trusts (see, for example, Chemical Bank Credit Card Trust 1989-A (available February 6, 1997); Chevy Chase Savings Bank, F.S.B. (available July 31, 1989); and MBNA Credit Card Trust 1988-B, (available December 30, 1988)), for the same reasons as discussed in such letters.  In particular:

                1.  The Trust has already filed a Current Report on Form 8-K containing an executed copy of the Agreement and certain related agreements and exhibits.

                2.  The Trust will file, promptly after each Distribution Date (as defined in the Agreement), a Current Report on Form 8-K in substantially the form enclosed herewith, including as an exhibit thereto the applicable Monthly Report.  Each such Current Report will also disclose under Item 5 any matter occurring during the relevant reporting period which would be reportable under Item 1, 2, 4 or 5 of Part II of Form 10-Q.

                3.  The Trust will file a Current Report on Form 8-K within the period required by the instructions to Form 8-K after the occurrence of any event described under Item 2, 3, 4 and 5 thereof, responding to the requirements of the applicable item.

                4.  Within 90 days after the end of each fiscal year, the Trust will file an annual report on Form 10-K which responds to Items 3 and 4 of Part I, Items 5 and 9 of Part II, Items 12 and 13 of Part III and Item 14 of Part IV thereof, and include as exhibits thereto certain information from the Monthly Reports aggregated for such year and a copy of the independent accountants’ annual compliance statement required under the Agreement, in the manner described in the applicable no-action letters.

                The Trust will follow the above procedures except for any fiscal year as to which its reporting obligations under Section 15(d) of the Exchange Act have been suspended pursuant to such Section.  In such event, the Trust will file a Form 15 as required under Rule 15d-6.

                We understand that following the above-mentioned procedures would be acceptable to the Commission, notwithstanding the absence of a no-action letter specifically relating to the Trust.  We assume that the Staff will promptly inform us if our understanding is correct of if its position in this area has changed.  Please direct any questions or comments concerning the foregoing to Carolyn Melvin at 614-729-4900 or, in her absence, to Rob Hugi of Mayer, Brown & Platt at 312-701-7121.

Very truly yours,

Daniel T. Groomes

President